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                                                                   EXHIBIT 10.10

                                                       ADOPTED SEPTEMBER 3, 2001



                                  AMENDMENT OF
                           COMPAQ COMPUTER CORPORATION
                         NON-QUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


RESOLVED, that pursuant to Section 11 of the Compaq Computer Corporation Non-Qualified Stock Option Plan for Non-Employee Directors (the "Plan"), the Plan is amended effective as of September 4, 2001, as follows:


         37. Section 10(a) of the Plan is hereby amended in its entirety as follows:

                  Notwithstanding any other provision of the Plan to the contrary, (a) all Options granted prior to September 1, 2001 shall vest and become immediately exercisable upon a Change in Control (as defined below) and (b) all Options granted on or after September 1, 2001 shall vest and become exercisable if a Participant's service as a director is terminated for any reason (other than due to death, disability or retirement) within one year following a Change in Control.

         38. For purposes of Options granted on or after September 1, 2001, the definition of Change in Control set forth in Section 10(b) of the Plan shall be revised by substituting the phrase "a merger or consolidation of the Company with any other corporation is consummated" for the phrase "the stockholders of the Company approve a merger or consolidation of the Company with any other corporation" in clause (iii) of the definition in said Section 10(b).